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                               COURIER CORPORATION
                           SUBSIDIARIES OF REGISTRANT

                                   EXHIBIT 21

Registrant has the following subsidiaries:

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
                                                                                                             % Owned
                                                                                 Jurisdiction of            by Immediate
              Name                             Immediate Parent                  Incorporation                Parent
---------------------------------------   ---------------------------------    -----------------------    --------------------

Courier-Citizen Company                   Courier Corporation                     Massachusetts                     100%

Courier Investment Corporation            Courier Corporation                     Massachusetts                     100%

Book-mart Press, Inc.                     Courier Corporation                     New Jersey                        100%

The Home School, Inc.                     Courier Corporation                     Massachusetts                     100%

Courier Westford, Inc.                    Courier Delaware Holding Corp.          Massachusetts                     100%

National Publishing Company               Courier Delaware Holding Corp.          Pennsylvania                      100%

Courier Stoughton, Inc.                   Courier Delaware Holding Corp.          Massachusetts                     100%

Courier Companies, Inc.                   Courier Delaware Holding Corp.          Massachusetts                     100%

Courier Kendallville, Inc.                Courier Delaware Holding Corp.          Indiana                           100%

Courier New Media, Inc.                   Courier Delaware Holding Corp.          Massachusetts                     100%

Courier Foreign Sales Corporation Ltd.    National Publishing Company             Jamaica                            99%

Courier Delaware Holding Corp.            Courier-Citizen Company                 Delaware                          100%

Courier Properties, Inc.                  Courier-Citizen Company                 Massachusetts                     100%

Massachusetts National Publishing
   Business Trust                         National Publishing Company             Massachusetts                     100%

Dover Publications, Inc.                  Massachusetts National Publishing
                                             Business Trust                       New York                          100%

Transfolio Express, Inc.                  Massachusetts National Publishing
                                             Business Trust                       New York                          100%

Dover Book Store, Inc.                    Massachusetts National Publishing
                                             Business Trust                       New York                          100%
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